Exhibit 4.34

Dated 7 December 2021

NAVIOS MARITIME ACQUISITION CORPORATION

as Released Borrower

and

NAVIOS MARITIME PARTNERS L.P.

as New Borrower

and

SAMOS SHIPPING CORPORATION

SHINYO SAOWALAK LIMITED

SHINYO KIERAN LIMITED

LEFKADA SHIPPING CORPORATION

TILOS SHIPPING CORPORATION

AMORGOS SHIPPING CORPORATION and

ANDROS SHIPPING CORPORATION

as Original Owners

and

JASPERO SHIPTRADE S.A. and

THETIDA MARINE CO.

as Additional Owners

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in schedule 1

as Lenders

and

HAMBURG COMMERCIAL BANK AG

as Agent, Mandated Lead Arranger and Security Trustee

DEED OF ACCESSION, AMENDMENT, RELEASE AND RESTATEMENT

relating to a loan agreement dated 23 August 2021 (as amended and supplemented by a supplemental letter dated 10 November 2021)

Index

Clause		Page
1	Definitions and Interpretation	3
2	Agreement of the Creditor Parties	5
3	Conditions Precedent	6
4	Condition Subsequent	6
5	Representations	6
6	Release	7
7	Amendment and Restatement of Loan Agreement, Agency and Trust Deed and other Finance Documents	7
8	Accession and Assumption	8
9	Security Confirmation	9
10	Further Assurance	10
11	Costs and Expenses	11
12	Notices	11
13	Counterparts	11
14	Governing Law	11
15	Enforcement	12

Schedules

Schedule 1 The Lenders		13
Schedule 2 Effective Date Certificate		14
Schedule 3 Conditions Precedent		16

Execution

Execution Pages		18

Appendices

Appendix 1 Part A Form of Amended and Restated Loan Agreement marked to indicate amendments to the Loan Agreement

Appendix 1 Part B Form of clean copy Amended and Restated Loan Agreement

Appendix 2 Part A Form of Amended and Restated Agency and Trust Deed marked to indicate amendments to the Agency and Trust Deed

Appendix 2 Part B Form of clean copy Amended and Restated Agency and Trust Deed

THIS DEED is made on 7 December 2021

PARTIES

(1)

NAVIOS MARITIME ACQUISITION CORPORATION, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as released borrower (the “Released Borrower”)

(2)

NAVIOS MARITIME PARTNERS L.P., a limited partnership formed and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as new borrower (the “New Borrower”)

(3)

SAMOS SHIPPING CORPORATION, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as original owner (“Original Owner A”)

(4)

SHINYO SAOWALAK LIMITED, a BVI business company incorporated with limited liability under the laws of the British Virgin Islands with company number 1473884 and having its registered office at Kingston Chambers, PO Box 173, Road Town, Tortola VG1110, British Virgin Islands as original owner (“Original Owner B”)

(5)

SHINYO KIERAN LIMITED, a BVI business company incorporated with limited liability under the laws of the British Virgin Islands with company number 1473676 and having its registered office at Kingston Chambers, PO Box 173, Road Town, Tortola VG1110, British Virgin Islands as original owner (“Original Owner C”)

(6)

LEFKADA SHIPPING CORPORATION, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as original owner (“Original Owner D”)

(7)

TILOS SHIPPING CORPORATION, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as original owner (“Original Owner E”)

(8)

AMORGOS SHIPPING CORPORATION, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as original owner (“Original Owner F”)

(9)

ANDROS SHIPPING CORPORATION, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as original owner (“Original Owner G”)

(10)

JASPERO SHIPTRADE S.A., a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as additional owner (“Additional Owner A”)

(11)

THETIDA MARINE CO., a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 as additional owner (“Additional Owner B”)

(12)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the “Lenders”)

(13)	HAMBURG COMMERCIAL BANK AG as agent (the “Agent”), as mandated lead arranger (the “Mandated Lead Arranger”) and as security trustee (the “Security Trustee”)

BACKGROUND

(A)

By the Loan Agreement, the Lenders made available to the Released Borrower a facility of (originally) up to $195,385,000, of which $190,215,625 was drawn and $182,872,391.08 is outstanding by way of principal on the date of this Deed.

(B)	By the Agency and Trust Deed, which is supplemental to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Creditor Parties.

(C)	The Released Borrower and the Original Owners have requested (the “Request”) that the Creditor Parties agree to, inter alia, the following:

(i)	the release of the Released Borrower from its obligations under the Loan Agreement (the “Release”); and

(ii)	the New Borrower acceding to the Loan Agreement as borrower (the “Accession”).

(D)

This Deed sets out the terms and conditions on which the Lenders and the other Creditor Parties agree to the Request and together with the Security Parties agree, with effect on and from the Effective Date, to:

(i)	the consequential amendment of the Loan Agreement, the Agency and Trust Deed and the other Finance Documents in connection with the Request (the “Consequential Amendments”);

(ii)

the execution of guarantees by each of the Additional Owners guaranteeing the New Borrower’s obligations under the Amended and Restated Loan Agreement and the other Finance Documents as amended and restated and/or supplemented by this Deed; and

(iii)	enter into the New Security Documents in connection with the Release and the Accession.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless the contrary intention appears:

“Additional Owners” means, together, Additional Owner A and Additional Owner B.

“Additional Ship” means each of Additional Ship A and Additional Ship B and, in the plural, means all of them.

“Additional Ship A” means a post-panamax container vessel owned by Additional Owner A as further defined as Ship H in schedule 7 (details of ships) of the Amended and Restated Loan Agreement.

“Additional Ship B” means a post-panamax container vessel owned by Additional Owner B as further defined as Ship I in schedule 7 (details of ships) of the Amended and Restated Loan Agreement.

“Agency and Trust Deed” means the agency and trust deed referred to in Recital (B).

“Amended and Restated Agency and Trust Deed” means the Agency and Trust Deed as amended and restated by this Deed in the form set out in Appendix 2.

“Amended and Restated Loan Agreement” means the Loan Agreement as amended and restated by this Deed in the form set out in Appendix 1.

“Amendment Account Pledge” means an amendment to each New Account Pledge relating to the accession of National Bank of Greece S.A. as lender under the Amended and Restated Loan Agreement in the Agreed Form and, in the plural, means all of them.

“Effective Date” means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied as confirmed by the Effective Date Certificate.

“Effective Date Certificate” means a certificate executed by the Agent in the form set out in Schedule 2 (Effective Date Certificate).

“Loan Agreement” means the loan agreement referred to in Recital (A).

“Mortgage Addendum” means, in relation to each of Ship B, Ship E and Ship G, an addendum to the Mortgage on that Ship in the Agreed Form and, in the plural, means all of them.

“New Account Pledge” means each of the New Earnings Account Pledges, the New Minimum Liquidity Account Pledge, the New Reserve Account Pledge, the New Retention Account Pledge and, in the plural, means all of them.

“New Approved Manager’s Undertaking” means, in relation to each Additional Ship, a letter of undertaking including (inter alia) an assignment of the Approved Manager’s rights, title and interest in the Insurances of that Additional Ship executed or to be executed by the Approved Manager in favour of the Security Trustee in the Agreed Form agreeing certain matters in relation to the Approved Manager serving as manager and subordinating its rights against that Additional Ship and the Additional Owner which is the owner thereof to the rights of the Creditor Parties under the Finance Documents and, in the plural, means all of them.

“New Charterparty Assignment” means, in relation to an Assignable Charter of an Additional Ship, any assignment of the rights of the Additional Owner who is a party to that Assignable Charter under that Assignable Charter and any guarantee of such Assignable Charter executed or to be executed by that Additional Owner in favour of the Security Trustee in the Agreed Form and, in the plural, means all of them.

“New Collateral Guarantee” means, in relation to each of the Additional Owners, a guarantee of the obligations of the New Borrower under the Amended and Restated Loan Agreement and the other Finance Documents to which the New Borrower is a party, in the Agreed Form.

“New Earnings Account Pledge” means, in relation to each Original Owner’s and each Additional Owner’s Earnings Account (as defined in the Amended and Restated Loan Agreement), a pledge agreement creating security in respect of that Account and/or any time deposit held with the Account Bank in the Agreed Form and, in the plural, means all of them.

“New General Assignment” means, in relation to each Additional Ship, a general assignment of (inter alia) the Earnings, the Insurances and any Requisition Compensation relative to that Additional Ship in the Agreed Form and, in the plural, means all of them.

“New Minimum Liquidity Account Pledge” means, in relation to the Minimum Liquidity Account (as defined in the Amended and Restated Loan Agreement), a pledge agreement creating security in respect of that Account and/or any time deposit held with the Account Bank in the Agreed Form.

“New Reserve Account Pledge” means, in relation to the Reserve Account (as defined in the Amended and Restated Loan Agreement), a pledge agreement creating security in respect of that Account and/or any time deposit held with the Account Bank in the Agreed Form.

“New Retention Account Pledge” means, in relation to the Retention Account (as defined in the Amended and Restated Loan Agreement), a pledge agreement creating security in respect of that Account and/or any time deposit held with the Account Bank in the Agreed Form.

“New Mortgage” means, in relation to each Additional Ship and Ship F, the first preferred ship mortgage or, as the case may be, first priority ship mortgage and deed of covenants collateral thereto, on that Additional Ship and Ship F in the Agreed Form and, in the plural, means all of them.

“New Security Document” means each of the Mortgage Addendum, the New Account Pledges, the New Charterparty Assignment, the New Mortgage, the New Approved Manager’s Undertaking, the New Collateral Guarantee, the New General Assignment, the Second Mortgage, the Second Priority Deed of Covenant and the Supplemental Security Documents and, in the plural, means all of them.

“Original Owners” means, together, Original Owner A, Original Owner B, Original Owner C, Original Owner D, Original Owner E, Original Owner F and Original Owner G.

“Original Ship” means each of Ship A, Ship B, Ship C, Ship D, Ship E, Ship F and Ship G as defined in schedule 7 (details of ships) of the Amended and Restated Loan Agreement and, in the plural, means all of them.

“Second Deed of Covenant” means the second priority deed of covenant collateral to the Second Mortgage and, in the plural, means all of them.

“Second Mortgage” means, in relation to each of Ship A, Ship C and Ship D, the second preferred, or as the case may be, priority ship mortgage on that Ship in the Agreed Form and, in the plural, means all of them.

“Security Parties” means, together, (i) the Original Owners, (ii) the New Borrower, (iii) the Additional Owners and (iv) the Approved Manager.

“Ship” means each of the Original Ships and the Additional Ships.

“Supplemental Charterparty Assignment” means, in relation to each Charterparty Assignment in respect of Ship A and Ship E, the supplemental charterparty assignment to that Charterparty Assignment made or to be made between (i) each of Original Owner A and Original Owner E and (ii) the Security Trustee, in the Agreed Form and, in the plural, means all of them.

“Supplemental General Assignment” means, in relation to each General Assignment in respect of each Original Ship, the supplemental general assignment to that General Assignment made or to be made between (i) each Original Owner and (ii) the Security Trustee, in the Agreed Form and, in the plural, means all of them.

“Supplemental Security Documents” means the Supplemental Charterparty Assignments and the Supplemental General Assignments.

1.2	Defined expressions

Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Deed (including the Recitals) unless the context otherwise requires or unless otherwise defined in this Deed.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 (construction of certain terms) to 1.6 (headings) of the Loan Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Security Parties and the Agent designate this Deed as a Finance Document.

1.5	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a party to this Deed has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Deed.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders

The Lenders agree, subject to and upon the terms and conditions of this Deed, to (i) the Request and (ii) the Consequential Amendments, including the amendment of the Loan Agreement, the Agency and Trust Deed and other Finance Documents.

2.2	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Deed, to the consequential amendment of the Loan Agreement, the Agency and Trust Deed and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Lenders).

2.3	Effective Date

The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Creditor Parties) shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Creditor Parties) is subject to:

(a)	no Event of Default continuing on the date of this Deed and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations and warranties to be made by each Security Party in accordance with the relevant Finance Document to which it is a party being true on the date of this Deed and the Effective Date;

(c)	no event described in paragraphs (a) to (b) of clause 8.8 (mandatory prepayment) of the Loan Agreement having occurred on the date of this Deed or the Effective Date; and

(d)

the Agent having received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) in form and substance reasonably satisfactory to the Agent on or before 31 December 2021 or such later date as the Agent may agree with the Borrower.

4	CONDITION SUBSEQUENT

It is a condition subsequent that by 31 December 2021:

(a)

Hamburg Commercial Bank AG as transferor lender and National Bank of Greece S.A. as transferee lender enter into a transfer certificate in the form set out in schedule 5 (transfer certificate) of the Amended and Restated Loan Agreement, transferring part of Hamburg Commercial Bank AG’s Commitment as Lender in an amount equal to $50,000,000; and

(b)	the Agent receives a duly executed original of each Amendment Account Pledge.

5	REPRESENTATIONS

5.1	Loan Agreement representations

On the Effective Date, the New Borrower makes the representations and warranties set out in clause 10 (representations and warranties) of the Amended and Restated Loan Agreement by reference to the circumstances then existing on the Effective Date.

5.2	Finance Document representations

Each Security Party makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed by reference to the circumstances then existing on the Effective Date.

6	RELEASE

Without prejudice to the obligations of the Security Parties in relation to the Finance Documents, all of which shall remain in full force and effect, the Creditor Parties, with effect on and from the Effective Date irrevocably and unconditionally, release:

(a)	the Released Borrower from its obligations under the Loan Agreement; and

(b)	the Additional Minimum Liquidity Amount (as defined in the Loan Agreement) and any obligation referred to in the Loan Agreement that such amount is required until 29 April 2022.

7	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT, AGENCY AND TRUST DEED AND OTHER FINANCE DOCUMENTS

7.1	Specific amendments to the Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Deed to be, amended and restated in the form of the Amended and Restated Loan Agreement and, as so amended and restated, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

7.2	Specific amendments to the Agency and Trust Deed

With effect on and from the Effective Date the Agency and Trust Deed shall be, and shall be deemed by this Deed to be, amended and restated in the form of the Amended and Restated Agency and Trust Deed and, as so amended and restated, the Agency and Trust Deed shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

7.3	Amendments to Finance Documents

(a)	With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Deed to be, amended as follows:

(i)

the definition of, and references throughout each of the Finance Documents to, the “Loan Agreement”, the “Agency and Trust Deed” and any of the other Finance Documents shall be construed as if the same referred to, respectively:

(A)	the Amended and Restated Loan Agreement;

(B)	the Amended and Restated Agency and Trust Deed; and

(C)	the other Finance Documents as supplemented and amended by this Clause 7.3 (Amendments to Finance Documents);

(ii)	by construing references throughout each of the Finance Documents to “the Borrower” as if the same referred to the New Borrower;

(iii)

by construing references throughout each of the Finance Documents to “the Owners” if the same referred to the Original Owners together with the Additional Owners, or, where the context so requires, any of them; and

(iv)

by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Deed.

(b)

With effect on and from the Effective Date the General Assignment dated 26 August 2021 and made between Original Owner F and the Security Trustee in relation to Ship F shall be deemed by this Deed to be amended by deleting the definition of “Mortgage” and replacing it with the below:

“”Mortgage” means the first priority Maltese ship mortgage on the Ship dated ____ December 2021.”.

(c)

With effect on and from the Effective Date the General Assignment dated 26 August 2021 and made between Original Owner G and the Security Trustee in relation to Ship G shall be deemed by this Deed to be amended by deleting the definition of “Mortgage” and replacing it with the below:

“”Mortgage” means the first preferred Marshall Islands ship mortgage on the Ship dated 26 August 2021.”.

7.4	Finance Documents to remain in full force and effect

The Loan Agreement and the Finance Documents shall remain in full force and effect:

(a)	in the case of the Loan Agreement as amended and restated pursuant to Clause 7.1 (Specific amendments to the Loan Agreement);

(b)	in the case of the Agency and Trust Deed as amended and restated pursuant to Clause 7.2 (Specific amendments to the Agency and Trust Deed); and

(c)

in the case of the Finance Documents, other than the Loan Agreement and the Agency and Trust Deed, as amended and supplemented by the amendments to such Finance Documents contained or referred to in Clause 7.3 (Amendments to Finance Documents), subject to such further or consequential modifications as may be necessary to give full effect to the terms of this Deed.

8	ACCESSION AND ASSUMPTION

With effect on and from (and subject to the occurrence of) the Effective Date:

(a)	the New Borrower agrees that:

(i)

it will accede to the Loan Agreement and the Agency and Trust Deed as amended and restated or, as the case may be, supplemented by this Deed as borrower and it will assume the obligations of the Released Borrower;

(ii)	it will be bound by the terms of the Amended and Restated Loan Agreement and the Amended and Restated Agency and Trust Deed; and

(iii)	it will be liable for:

(A)	the repayment of the Loan plus interest accrued thereon in accordance with the Amended and Restated Loan Agreement; and

(B)	all other obligations and liabilities under the Amended and Restated Loan Agreement and the Amended and Restated Agency and Trust Deed;

(b)	each Original Owner:

(i)	confirms its acceptance of the amendments to the Loan Agreement, the Agency and Trust Deed and the other Finance Documents effected by this Deed;

(ii)	agrees that it is bound as a Security Party (as defined in the Amended and Restated Loan Agreement); and

(iii)

confirms that the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Agency and Trust Deed and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Agency and Trust Deed and those Finance Documents as amended and restated by this Deed and, where appropriate, the New Security Documents;

(iv)	confirms that its guarantee and indemnity:

(A)	continues to have full force and effect on the terms of each Collateral Guarantee entered into with the Security Trustee; and

(B)

extends to the obligations of the New Borrower and each relevant Security party under the Amended and Restated Loan Agreement and the other Finance Documents (as amended and restated by this Deed and as may be further amended and supplemented from time to time);

(c)	each Additional Owner:

(i)	confirms its acceptance of the amendments to the Loan Agreement, the Agency and Trust Deed and the Finance Documents effected by this Deed;

(ii)	agrees that it is bound as a Security Party (as defined in the Amended and Restated Loan Agreement); and

(iii)	agrees to enter into the New Collateral Guarantees; and

(d)	the Creditor Parties agree to the accession by the New Borrower to the Loan Agreement and the Agency and Trust Deed as amended and restated and/or supplemented by this Deed.

9	SECURITY CONFIRMATION

On the Effective Date, each Security Party (other than the New Borrower) confirms that:

(a)

any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Security Parties under the Finance Documents (including, without limitation, the Collateral Guarantees) as amended and restated and/or supplemented by this Deed;

(b)

the obligations of the relevant Security Parties arising under the Finance Documents as amended and restated and/or supplemented by this Deed are included in the Secured Liabilities (as defined in the Finance Documents to which it is a party);

(c)

the Security Interest created under the Finance Documents as amended and restated and/or supplemented by this Deed continues in full force and effect on the terms of the respective Finance Documents; and

(d)

to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents (as defined in the Amended and Restated Loan agreement) in respect of which this confirmation is given.

10	FURTHER ASSURANCE

10.1	Further assurance

(a)

The Released Borrower and each Security Party shall promptly, and in any event within the time period specified by the Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Agent may specify (and in such form as the Agent may require in favour of the Agent or its nominee(s)) to implement the terms and provisions of this Deed.

(b)

The Released Borrower and each Security Party shall promptly, and in any event within the time period specified by the Security Trustee do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

(i)

to create, perfect, vest in favour of the Security Trustee or protect the priority of the Security Interest or any right or any kind created or intended to be created under or evidenced by the Finance Documents as amended and restated and/or supplemented by this Deed (which may include the execution of a mortgage, charge, assignment or other Security Interest over all or any of the assets which are, or are intended to be, the subject of the Security Interest created by a Finance Document) or for the exercise of any rights, powers and remedies of the Security Trustee, any Receiver or the Creditor Parties provided by or pursuant to the Finance Documents as amended and restated and/or supplemented by this Deed or by law;

(ii)

to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Security Interest created by a Finance Document or to exercise any power specified in any Finance Document as amended and restated and/or supplemented by this Deed in respect of which the Security Interest has become enforceable; and/or

(iii)	to enable or assist the Security Trustee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Trust Property.

(c)

The Released Borrower and each Security Party shall promptly, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Trustee or the Creditor Parties by or pursuant to the Finance Documents as amended and restated and/or supplemented by this Deed.

10.2	Additional corporate action

At the same time as the Released Borrower or a Security Party delivers to the Agent or Security Trustee any document executed under this Clause 8 (Further Assurance), the Released Borrower and any relevant Security Party shall deliver to the Agent or Security Trustee as applicable a certificate signed by an officer of the Released Borrower or any relevant Security Party (as the case may be) which shall:

(a)

set out the text of a resolution of the Released Borrower’s or that Security Party’s directors specifically authorising the execution of the document specified by the Agent or the Security Trustee as applicable; and

(b)

state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under the Released Borrower’s or that Security Party’s articles of incorporation or other constitutional documents.

11	COSTS AND EXPENSES

Clause 20.3 (costs of variation, amendments, enforcement etc.) of the Loan Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

12	NOTICES

Clause 28 (notices) of the Loan Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

13	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

14	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

15	ENFORCEMENT

15.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)

The Released Borrower and each of the Security Parties accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Released Borrower and each of the Security Parties will not argue to the contrary.

(c)

This Clause 15.1 (Jurisdiction) is for the benefit of the Creditor Parties only. As a result, no Creditor Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

15.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Released Borrower and each of the Security Parties:

(i)

irrevocably appoints Hill Dickinson LLP at their office for the time being, presently at The Broadgate Tower, 20 Primrose Street, London EC2A 2EW, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the Released Borrower and each of the Security Parties of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Released Borrower and each of the Security Parties must immediately (and in any event within 7 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Deed has been duly executed by or on behalf of the parties hereto as a Deed and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

EXECUTION PAGES

RELEASED BORROWER

EXECUTED AS A DEED	)
By NAVIOS MARITIME	)
ACQUISITION CORPORATION	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

NEW BORROWER

EXECUTED AS A DEED	)
By NAVIOS MARITIME	)
PARTNERS L.P.	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

ORIGINAL OWNERS

EXECUTED AS A DEED	)
By SAMOS SHIPPING CORPORATION	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

EXECUTED AS A DEED for and on behalf of SHINYO	)
SAOWALAK LIMITED expressly authorised in	)	/s/ Stratigoula Sakellariou
accordance with the laws of the British Virgin	)	Attorney-In-Fact
Islands	)
	)	Name: Stratigoula Sakellariou

in the presence of:

/s/ Maria Trivela
Signature of Witness
Name: Maria Trivela
Address: Akti Miaouli 85 Piraeus

EXECUTED AS A DEED for and on behalf of SHINYO	)
KIERAN LIMITED expressly authorised in	)	/s/ Stratigoula Sakellariou
accordance with the laws of the British Virgin	)	Attorney-In-Fact
Islands	)
	)	Name: Stratigoula Sakellariou

in the presence of:

/s/ Maria Trivela
Signature of Witness
Name: Maria Trivela
Address: Akti Miaouli 85 Piraeus

EXECUTED AS A DEED	)
By LEFKADA SHIPPING CORPORATION	)
acting by	)	/s/ Stratigoula Sakellariou
being an attorney-in-fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
Witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

EXECUTED AS A DEED	)
By TILOS SHIPPING CORPORATION	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

EXECUTED AS A DEED	)
By AMORGOS SHIPPING CORPORATION	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

EXECUTED AS A DEED	)
By ANDROS SHIPPING CORPORATION	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

ADDITIONAL OWNERS

EXECUTED AS A DEED	)
By JASPERO SHIPTRADE S.A.	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

EXECUTED AS A DEED	)
By THETIDA MARINE CO.	)
acting by Stratigoula Sakellariou	)	/s/ Stratigoula Sakellariou
being an attorney-in fact	)
in the presence of:	)

Witness’ signature: /s/ Maria Trivela	)	/s/ Maria Trivela
witness’ name: Maria Trivela	)
Witness’ address: Akti Miaouli 85)
Piraeus

LENDERS

EXECUTED AS A DEED	)
By HAMBURG COMMERCIAL BANK AG	)
acting by Charalambos Clonantzu	)	/s/ Charalambos Clonantzu
being an attorney-in fact	)
expressly authorised in	)
accordance with the laws of	)
Germany	)
in the presence of:	)

Witness’ signature:	)
witness’ name:	)
Witness’ address:	)	/s/ Aikaterina Dimitriou
AIKATERINA DIMITRIOU
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

EXECUTED AS A DEED	)
By ALPHA BANK S.A.	)
acting by	)	/s/ A.S Damianidou
being an attorney-in fact	)	A.S DAMIANIDOU
expressly authorised in	)
accordance with the laws of	)
Greece	)	/s/ Chrysanthi G. Papathanasopoulou
in the presence of:	)

Witness’ signature:	)
witness’ name:	)	/s/ Giannoulis Ioannis
Witness’ address:	)	GIANNOULIS IOANNIS

AGENT

EXECUTED AS A DEED	)	Charalampos Kazantzis
By HAMBURG COMMERCIAL BANK AG	)
acting by CHARALAMPOS KAZANTZIS	)	/s/ Charalampos Kazantzis
being an attorney-in fact	)
expressly authorised in	)
accordance with the laws of	)
Germany	)
in the presence of:	)

Witness’ signature:	)
witness’ name:	)	/s/ Aikaterina Dimitriou
Witness’ address:	)	AIKATERINA DIMITRIOU
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

MANDATED LEAD ARRANGER

EXECUTED AS A DEED	)
By HAMBURG COMMERCIAL BANK AG	)
acting by CHARALAMPOS KAZANTZIS	)	/s/ Charalampos Kazantzis
being an attorney-in fact	)
expressly authorised in	)
accordance with the laws of	)
Germany	)
in the presence of:	)

Witness’ signature:	)
witness’ name:	)	/s/ Aikaterina Dimitriou
Witness’ address:	)	AIKATERINA DIMITRIOU
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE

SECURITY TRUSTEE

EXECUTED AS A DEED	)
By HAMBURG COMMERCIAL BANK AG	)
acting by CHARALAMPOS KAZANTZIS	)	/s/ Charalampos Kazantzis
being an attorney-in fact	)
expressly authorised in	)
accordance with the laws of	)
Germany	)
in the presence of:	)

Witness’ signature:	)
witness’ name:	)	/s/ Aikaterina Dimitriou
Witness’ address:	)	AIKATERINA DIMITRIOU
WATSON FARLEY & WILLIAMS
348 SYNGROU AVENUE
176 74 KALLITHEA
ATHENS - GREECE